Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of eMagin Corporation of our report dated March 31, 2014, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2013, Incorporated by reference in the Preliminary Prospectus, which is part of this Registration Statement.

We consent to the reference to our firm under the captions "Experts" in such Preliminary Propectus.

Seattle, Washington
June 12, 2014